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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
Vice President & Corporate Controller
816-584-5611

For Immediate Release

         AMERICAN ITALIAN PASTA COMPANY ANNOUNCES SETTLEMENT OF FEDERAL
                        SECURITIES CLASS ACTION LAWSUIT

                COMPANY UPDATES DURUM WHEAT MARKET CONDITIONS AND
                      ANNOUNCES ADDITIONAL DEBT RETIREMENT

Kansas City, Mo., October 29, 2007-- American Italian Pasta Company  (OTC:AITP),
announced  today that it has  entered  into a  Stipulation  of  Settlement  (the
"Stipulation")  with lead  plaintiff  in the pending  federal  securities  class action lawsuit. The Company also addressed current durum wheat market conditions and announced the additional retirement of debt under its credit facility.

SETTLEMENT OF FEDERAL SECURITIES CLASS ACTION

The  settlement   resolves  federal   securities  law  claims  asserted  in  the
consolidated  class action  pending in federal court in Kansas City styled In re
American    Italian   Pasta   Company    Securities    Litigation    (Case   No.
05-CV-0725-W-ODS).  The  federal  securities  law  claims  will be  settled  for approximately  $25 million,  comprised of $11 million in cash, all of which will be  contributed  by the  Company's  insurers,  and $14 million in the  Company's common shares.  Claims  asserted  against the Company's  independent  registered public accounting firm, Ernst & Young,  LLP, are not part of the settlement.  In addition,  derivative  claims asserted in separate  lawsuits against the Company and certain of its former and current officers and directors are not part of the settlement and remain pending.

The Company,  with the approval of its Board of Directors,  determined  that the settlement  is in its best  interests  and that of its  shareholders  because it halts the substantial  expense,  uncertainty,  inconvenience  and distraction of continued  litigation.  The  settlement  applies to the  Company  and all of the individual  defendants  including  several  current  and  former  directors  and officers of the Company, and involves no admission of fault or wrongdoing by the
Company or any individual defendant.

The Stipulation  must be approved by the Court before it will become  effective.
The Court's  approval  process  has  several  steps.  The  Stipulation  is first presented to the Court for preliminary approval. If the Court grants preliminary approval of the Stipulation,  then there will follow a period in which notice of the  settlement  terms and  claims  administration  process is  provided  to all potential  class members of the settlement.  A fairness  hearing will be held at which the Court will judge the  fairness,  reasonableness  and  adequacy  of the settlement, including payment of lead plaintiff counsel's fees and expenses, and at which any objections  will be heard.  If the Court then grants final approval of the settlement,

American Italian Pasta Co.
October 29, 2007

it will enter an order dismissing the claims in the lawsuit with prejudice.  The
Court's  decision can be appealed.  If the  settlement  becomes  effective,  the settlement fund, less various costs of administration  and plaintiff's costs and attorney's fees, will be distributed to class members who have filed an approved claim.

The Stipulation  applies to a class  consisting of all persons who purchased the
Company's  common  shares on or after January 23, 2002 and who continued to hold such shares on August 9, 2005 and all persons who purchased the Company's common shares on or after  August  10,  2005 who  continued  to hold such  shares as of
August 17, 2005. Under the settlement,  the Company's common shares will be part of both the proposed fee award to plaintiff's  counsel and  consideration  to be distributed to the class.

The Company's  settlement includes $14 million in common shares, with the number of shares distributed in accordance with the Stipulation. If the share price, at the time the Court  authorizes  distribution  is less than $9.60 but equal to or greater  than $6.50,  the Company will be required to issue the number of shares to maintain the $14 million value as adjusted for plaintiff counsel's fee award.
If the share price at the time the Court  authorizes  distribution  is less than
$6.50,  the Company will be required to issue the number of shares that would be needed to  maintain  the $14 million  value based on a share price of $6.50,  as adjusted for counsel fees.  However,  if the share price falls below $6.50 prior to the Court's  final  approval,  lead  plaintiff has the right to terminate the settlement,  but the Company will have the option to maintain the  settlement by issuing  the number of shares to provide  for the $14  million  value.  If after final approval, but before the Court approves the distribution to the class, the share price falls below $7.00 per share,  lead plaintiff has the right to demand early issuance of the shares for the benefit of the class. Alternatively, should the share price increase above $9.60, the Stipulation provides for an allocation of the increase such that total value of the  securities  issued could result in as much as, but not more than $17.7 million.

At the closing  share price of $9.00 on October 26, 2007,  the Company  would be required  to issue  approximately  1,556,000  common  shares to satisfy  the $14 million  portion  of the  settlement  had  the  Stipulation  been  approved  and distribution  made to the  class  and its  counsel  at this  time.  The  Company currently has approximately 18.7 million common shares outstanding.  The Company has recorded the $25 million  settlement in its fiscal year ending September 30,
2005,  which will result in a $14 million  pre-tax charge to expense,  net of an
$11 million recovery from insurers.  The $14 million non-cash charge  represents the  estimated  fair value of the common  shares to be issued.  The  Company has recorded a related receivable from its insurers in the amount of $11 million, as well as a liability  in the amount of $25  million  representing  the  aggregate value of the  securities  to be issued by the Company and the cash to be paid by the insurers.  The provision  for  settlement  costs will be adjusted to reflect changes in the fair value of the securities until they are issued to plaintiff's counsel and the class as provided in the Stipulation.

"The settlement of the federal  securities  class action lawsuit is an important step in the Company's continued  turnaround," said Jim Fogarty, CEO of AIPC. "We are pleased to move this matter toward final  conclusion as we continue to focus on serving our customers and improving our business."

American Italian Pasta Co.
October 29, 2007

The Company will file a Current  Report on Form 8-K with the SEC that contains a copy of the Stipulation of Settlement filed with the Court.

DURUM WHEAT MARKET CONDITIONS

As the Company  previously  noted,  the current  market outlook for durum wheat, which is a  significant  component  of its overall  production  costs,  has been negatively  impacted by a variety of factors that has lead to increasing demands on supplies of U.S. and Canadian  durum.  The lower than  anticipated  stocks of durum  available to supply  European and North African  markets has continued to pressure  supplies in the U.S. and Canada.  Durum  production in North  American growing regions has not been sufficient to offset this increasing  demand.  On a global basis, inventory of durum wheat is at its lowest level in recent history.
The  result  has been  escalating  durum  costs for the  industry  at levels not previously  experienced.  The Company will  continue to seek to offset this cost inflation  through  price  increases  and improved  efficiencies;  however,  the potential  impact on margins and earnings is currently  difficult to predict and dependent  on, among other  things,  the  competitive  environment  in which the
Company operates.

RETIREMENT OF DEBT

The Company also noted that on September 28, 2007, the Company used a portion of its excess liquidity to voluntarily retire $2.5 million of debt under its credit facility.  With this payment,  gross debt under the credit  facility was reduced from $242.5  million to $240.0  million.  During  fiscal year 2007,  the Company reduced its debt under its credit  facility by $20.5 million from $260.5 million to $240.0 million.

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

When used in this release,  the words "anticipate,"  "believe,"  "estimate," and
"expect"  and similar  expressions  are  intended  to  identify  forward-looking statements, but are not the exclusive means of identifying these statements. The statements  by the Company  regarding the  settlement of the federal  securities class action lawsuit and the durum wheat market conditions are  forward-looking.
Actual  results or events  could differ  materially.  The  differences  could be caused by a number of factors,  including, but not limited to, the review and/or audit of the Company's financial statements by its independent registered public accounting  firm, the SEC staff review,  and the conclusions  reached  regarding financial reporting. The Company will not update any forward-looking  statements in this press release to reflect future events.

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